Exhibit 99.2

Contact:
Kim Stowe
PortalPlayer, Inc.
(408) 216-8940 kimberley.stowe@portalplayer.com

PortalPlayer, Inc. CEO Announces Plans to Leave by Year End

Intends to Return to Venture-Backed Opportunities

SAN JOSE, Calif. – July 27, 2006 – PortalPlayer, Inc. (NASDAQ: PLAY), a leading supplier of semiconductor, firmware and software solutions for personal media players and personal media display-enabled notebook computers, today announced that Gary Johnson, the company’s president, chief executive officer and a director, plans to resign by year end in order to pursue pre-IPO opportunities. PortalPlayer has initiated a search for a new CEO.

“My true passion is in leading companies through their initial rapid growth,” said Mr. Johnson. “When I joined PortalPlayer, the company had one product and very limited cash. Today, it has several design teams working on products for three major personal multimedia player markets and nearly $200 million in cash. During this time, I also recruited an outstanding management team to complement members of the founding team. Together we have built an exceptional company and I have thoroughly enjoyed the intensity of the past three years. With these goals accomplished, and with PortalPlayer well poised to be a leader in its new chosen markets, I feel that it is time for me to pursue other opportunities where I can again be instrumental in the early stages of a company’s growth. In the meantime, I am committed to working with the Board and the management team to continue to lead the company in its key growth strategies, as well as assisting in the search for a successor and ensuring a seamless transition.”

“On behalf of the Board, I would like to thank Gary for his leadership and significant contributions over the past three years,” said Richard Sanquini, PortalPlayer’s chairman of the board. “During his tenure, the company grew from being a small, private company to a fast-paced vibrant, public company, well positioned to grow in the emerging multimedia markets. In the coming months, the Board will lead the search for a successor with experience in leading innovative, fast-paced semiconductor companies to take PortalPlayer through its next phase of growth.”

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and personal media display-enabled notebook computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our current CEO’s plans to resign, the search for a new CEO, the new CEO’s experience and ability to take us through our next phase of growth, our ability to grow in the emerging multimedia markets, our ability to be a leader in our chosen markets and the pursuit of key growth strategies. Words such as “intends,” “expect,” “believe,” “anticipates,” “going forward,” “plans,” “will,” “prepare,” “increases,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed in these statements. These risks and uncertainties include, but are not limited to, the growth of the market for personal media players, cancellation or reduction of orders, component shortages, successful development of new platforms and other products, market acceptance of our products and technologies, delays in product development or introductions, product defects, decreases in average selling prices, impact of technological advances, our ability to compete and other risks detailed in our SEC filings, including our Form 10-Q for the period ended March 31, 2006. These forward-looking statements speak only as of the date hereof. PortalPlayer disclaims any intent or obligation to update these forward-looking statements.

PortalPlayer and the PortalPlayer logo are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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